Exhibit 1.1

Forest City Enterprises, Inc.

Class A Common Stock, Par Value $0.33-1/3 Per Share

Underwriting Agreement

May 14, 2009

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

As representatives (“Representatives”) of the several Underwriters named in Schedule I hereto.

Ladies and Gentlemen:

Forest City Enterprises, Inc., an Ohio corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 45,500,000 shares (the “Firm Securities”), and, at the election of the Underwriters, up to an aggregate of 6,825,000 additional shares (the “Optional Securities”) (the Firm Securities and the Optional Securities which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”) of the Class A Common Stock of the Company, par value $0.33-1/3 per share (“Stock”).

1.	The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)	A registration statement on Form S-3 (File No 333-156394) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, to you for each of the other Underwriters have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)	No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c)	For the purposes of this Agreement, the “Applicable Time” is 9:00 a.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus when considered together with the price to the public of the Securities and the number of Securities as set forth on the cover page of the Prospectus (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II (a) hereto does not conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)	The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)	The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f)	The Company and its subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock of the Company (other than upon conversion of shares of the Company’s Class B Common Stock, par value $.33-1/3 per share (the “Class B Common Stock”), outstanding on the date of the Pricing Prospectus, in accordance with their express terms, into shares of the Stock) or any of the subsidiaries of Company listed on Schedule IV hereto (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), or any increase in the long-term debt of the Company or any of its subsidiaries (other than up to a $100,000,000 increase in long-term debt in connection with the non-recourse financing of new properties or the refinancing of existing properties), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus; and the Significant Subsidiaries are the only “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X of the Securities Act of 1933, as amended (the “Act”)) of the Company;

(g)	The Company and its subsidiaries have, or in those cases where such subsidiary is a general partner in a partnership or managing member in a limited liability company, such partnership or such limited liability company has, good and marketable fee simple and/or leasehold title (as the case may be) to all real property, and good and marketable title to all personal property, owned or leased (as the case may be) by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus (including the financial statements and the accompanying notes thereto incorporated by reference into the Pricing Prospectus) or such as do not, or are not reasonably likely to, materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries;

(h)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, has the corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation and is in good standing under the laws of each other jurisdiction in which the failure to so qualify and maintain good standing would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and each Significant Subsidiary has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, with the power (corporate, partnership or limited liability company, as the case may be) and authority to own its properties and conduct its business as described in the Pricing Prospectus, except for such failures to maintain good standing as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(i)	The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all of the partnership interests, membership interests and issued shares of capital stock, as the case may be, of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and, in the case of such corporate subsidiaries and limited liability subsidiaries, are nonassessable, and the Company’s ownership interests in each significant Subsidiary are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j)	The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock in the Pricing Disclosure Package and the Prospectus and will be in substantially the form previously delivered to you;

(k)	Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(l)	The issue and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement, and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the material property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of incorporation or Code of Regulations of the Company or the organizational documents of any of the Significant Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(m)	Neither the Company nor any of the Significant Subsidiaries is in violation of its Articles of Incorporation or Code of Regulations or other organizational documents, as applicable; and neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except as described in the Pricing Prospectus or for defaults that individually or in the aggregate will not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(n)	The statements set forth in the Prospectus under the caption “Description of Class A Common Stock We May Offer,” insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(o)	Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(p)	Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

(q)	Except as otherwise disclosed in the Pricing Prospectus and except as individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, neither the Company nor any of its subsidiaries has authorized or conducted, or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release or other handling of any hazardous substance, asbestos, radon, polychlorinated byphenyls (“PCBs”), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquified gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under an environmental law (collectively, “Hazardous Materials”) on, in, under or affecting any real property owned or by any means controlled by the Company or any of its subsidiaries, except in compliance with and as would not result in any liability under any federal, state and local laws, ordinances, rules, regulations, and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, “Environmental Laws”); and except as individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries are in compliance with all Environmental Laws and have been and are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Pricing Prospectus and except as individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, none of the Company or any of its subsidiaries, has received any written or oral notice from any governmental entity or any other person of any claim and there is no pending or threatened claim, litigation, or any administrative agency proceeding that (a) alleges a violation of any Environmental Laws by the Company or any of its subsidiaries or that alleges that any such person is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et seg., or any similar state law; (b) has resulted in or could result in the attachment of an environmental lien on any of the properties owned or leased by the Company or any of its subsidiaries; or (c) alleges contamination of any of the properties owned or leased by the Company or any of its subsidiaries, damage to natural resources, property damage or personal injury based on their activities or the activities of their predecessors or third parties involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards;

(r)	This Agreement has been duly authorized, executed and delivered by the Company;

(s)	The Company is subject to Section 13 or 15(d) of the Exchange Act;

(t)	The Company is not and, after giving effect to the issuance and sale of the Securities and the application of the proceeds thereof, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u)	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(v)	Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(w)	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective; and

(x)	PricewaterhouseCoopers LLP, which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.

2.	Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $6.3147 for the number of Firm Securities allocated as set forth opposite the names of the persons listed on Schedule III hereto and at purchase price per share of $6.3147 for all other Firm Securities, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares), determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities which all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 6,825,000 of Optional Securities, at the same purchase price set forth in clause (a) of the first paragraph of this Section 2, for the sole purpose of covering sales of securities in excess of the number of Firm Securities, provided that the purchase price per Optional Security shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.	Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.	(a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on May 19, 2009, or at such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by you in the written notice given by you of the Underwriters’ election to purchase the Optional Securities, or at such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities are herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, are herein called the “Second Time of Delivery”, and each such time and date for delivery are herein called a “Time of Delivery”.

(b)	The documents to be delivered at such Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC (or its designated custodian), all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, no later than the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with each of the Underwriters:

(a)	To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)	Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)	Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)	To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)	During the period beginning from the date hereof and continuing until the date 60 days after the date of the Prospectus, not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Securities, the Stock or the Class B Common Stock, including but not limited to any securities that are convertible into or exchangeable for, or that otherwise represent the right to receive, the Stock or the Class B Common Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, or pursuant to the Master Contribution and Sale Agreement, dated as of August 10, 2006, among the Company, certain entities affiliated with the Company, Forest City Master Associates III, LLC, certain entities affiliated with Forest City Master Associates III, LLC, and certain entities and individuals affiliated with Bruce C. Ratner, or any document in connection with the transactions contemplated by that Master Contribution and Sale Agreement), without your prior written consent;

(f)	If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(g)	Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(h)	Not to be or become, at any time prior to the expiration of two years after any Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(i)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(j)	To use its best efforts to list the Securities, subject to notice of issuance, on the New York Stock Exchange (“NYSE”).

6.	(a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II (a) hereto;

(b)	The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)	The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.	The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, any Agreement Among Underwriters, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities; (v) the cost and charges of any transfer agent or registrar and the cost of preparing certificates for the Securities; (vi) any cost incurred in connection with the listing of the Securities on the NYSE; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.	The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)	Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)	Thompson Hine LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii)	The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company, including the Securities being delivered at such Time of Delivery, have been duly and validly authorized and issued and are fully paid and non-assessable; and the Securities conform to the description thereof in the Prospectus;

(iii)	The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(iv)	Each Significant Subsidiary of the Company has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be; and all of the partnership interests, membership interests and issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and, in the case of corporate subsidiaries and limited liability subsidiaries, are non-assessable and the Company’s ownership interests in the Significant Subsidiaries are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or the Significant Subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(v)	The Company and its subsidiaries have, or in those cases where such subsidiary is a general partner in a partnership or managing member in a limited liability company, such partnership or such limited liability company has, good and marketable title in fee simple to all real property, and good an marketable title to all personal property, owned or leased (as the case may be) by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus (including the financial statements and the accompanying notes thereto incorporated by reference into the Pricing Prospectus) or such as do not, or not reasonably likely to, materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and its subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect of matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates);

(vi)	To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vii)	This Agreement has been duly authorized, executed and delivered by the Company;

(viii)	The issue and sale of the Securities being issued at each Time of Delivery and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Articles of Incorporation or Code of Regulations of the Company or the organizational documents of any of the Significant Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(ix)	No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(x)	Neither the Company nor any of the Significant Subsidiaries is in violation of its Articles of Incorporation or Code of Regulations or other organizational documents; and neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except as described in the Prospectus or for defaults that individually or in the aggregate will not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(xi)	The statements set forth in the Prospectus under the caption “Description of Class A Common Stock We May Offer”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, and “Plan of Distribution’’ and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(xii)	The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto, made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents that were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

(xiii)	The Company is not, and after giving effect to the offering and sale of the Securities to be issued and sold by the Company under this Agreement and the application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds”, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act; and

(xiv)	The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion in subsection (xi) of this Section 8(c), they have no reason to believe (i) that any part of the Registration Statement, or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Pricing Disclosure Package, as of the Applicable Time contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that, as of its date and as of such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus that are not filed or incorporated by reference or described as required.

(d)	On the date of the Prospectus, prior to the execution of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

(e)	Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)	On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)	The Securities shall have been duly listed, subject to notice of issuance, on the NYSE;

(i)	The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up agreement in the form attached hereto as Exhibit A from each of the executive officers, directors, Section 16 insiders and certain shareholders of the Company identified in Schedule V hereto; and

(j)	The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery and as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as you may reasonably request.

(k)	If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Optional Securities after the First Time of Delivery, the obligations of the several Underwriters to purchase the relevant Optional Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the First Time of Delivery or the Second Time of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 12(b) hereof and except that Sections 7 and 9 shall survive any such termination and remain in full force and effect.

9.	(a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)	Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)	If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)	The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.	(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein at such Time of Delivery. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.	The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.	(a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the First Time of Delivery (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Pricing Prospectus there any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (ii) there has been an outbreak or escalation of hostilities involving the United States or a declaration by the United States of a national emergency or war or an occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) there has been a suspension or material limitation in trading in the Company’s securities on the NYSE or a suspension or material limitation in trading in securities generally on the NYSE; or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a general moratorium on commercial banking activities has been declared by either Federal or New York authorities.

(b) If this Agreement is terminated pursuant to Section 10 hereof or paragraphs (a)(ii) through (a)(v) of this Section 12, such termination shall be without liability of any party to any other party except as provided in Sections 7 and 9 hereof, but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.	In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department, with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile: (212) 230 8730, Attention ECM Legal; Goldman, Sachs & Co., 85 Broad Street, 20th Floor, New York, New York 10004, Attention: Registration Department, or Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk with a copy to the Legal Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.	This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No Underwriter of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement.

16.	The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.	The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.	Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, Forest City Enterprises, Inc. By:/s/ Charles A. Ratner

Name: Charles A. Ratner Title: Chief Executive Officer and President

Accepted as of the date hereof;

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By: /s/ Greg Wright
Name: Greg Wright
Title: Managing Director

Goldman, Sachs & Co.

By: /s/ Goldman Sachs & Co.
(Goldman, Sachs & Co.)
Morgan Stanley & Co. Incorporated

By: /s/ John D. Tyree
Name: John D. Tyree
Title: Managing Director

On behalf of each of the Underwriters.

SCHEDULE I

		Number of Optional
		Securities to be
	Number of Firm	Purchased if
	Securities to be	Option Fully
	Purchased	Exercised
Underwriter
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	12,355,298	1,853,295.00
Goldman, Sachs & Co.	12,355,298	1,853,295.00
Morgan Stanley & Co. Incorporated.	12,355,298	1,853,295.00
Barclays Capital Inc.	1,725,133	258,771.00
KeyBanc Capital Markets Inc.	1,533,440	230,017.00
UBS Securities LLC	958,366	143,756.00
PNC Capital Markets LLC	766,720	115,008.00
ABN AMRO Incorporated	383,383	57,507.00
BMO Capital Markets Corp.	383,383	57,507.00
BNY Mellon Capital Markets, LLC	383,383	57,507.00
Calyon Securities (USA) Inc.	383,383	57,507.00
Comerica Securities, Inc.	383,383	57,507.00
ING Financial Markets LLC	383,383	57,507.00
Keefe, Bruyette & Woods, Inc.	383,383	57,507.00
Piper Jaffray & Co.	383,383	57,507.00
RBC Capital Markets Corporation	383,383	57,507.00

Total	45,500,000	6,825,000

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

•	Investor Presentation, posted on netroadshow.com on May 13, 2009.

(b)	Additional Documents incorporated by Reference:

•	None.

SCHEDULE III

Number of Firm
Securities to be
Reserved for Purchase at
$6.3147 per share
FCE Management, L.P. (an Ohio Limited Partnership) – EIN 34-1911789.	560,000
Abraham Miller, Trustee of the Abe Miller 1986 Trust u/a/d February 17, 1986 (under Ohio law) – EIN ###-##-####.	40,000
The Albert B. and Audrey G. Ratner Family Foundation (an Ohio corporation) – EIN 23-7218805.	80,000
Samuel H. and Maria Miller Foundation.	40,000
Brooklyn One Trust.	80,000

Total.	800,000

EXHIBIT A
[Form of Lock-up Agreement]
May     , 2009

Merrill Lynch & Co.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Goldman, Sachs & Co., and
Morgan Stanley & Co. Incorporated

as Representatives of the several
Underwriters to be named in the
within-mentioned Underwriting Agreement

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center
New York, New York 10080

Re: Proposed Public Offering by Forest City Enterprises, Inc.

Ladies and Gentlemen:

The undersigned understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Forest City Enterprises, Inc., an Ohio corporation (the “Company”), providing for the public offering of shares (the “Securities”) of the Company’s Class A common stock , par value $0.33-1/3 per share. In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 60 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of any class of common stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of common stock of the Company, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of any shares of any class of common stock of the Company or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the 60-day lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts, except that donees that are charitable organizations not controlled by the undersigned or its affiliates, or controlled by any of the Company’s other directors, officers or holders of 10% or more of any class of the Company’s capital stock, shall not be required to be bound by such restrictions ; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners or stockholders of the undersigned; or

(iv) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:
Print Name:

SCHEDULE IV

Name of Subsidiary	State of Incorporation/Organization

F.C. Member, Inc.	New York
FC Basketball, Inc.	New York
FCR Sports, LLC	New York
Forest City Commercial Group, Inc.	Ohio
Forest City Rental Properties Corporation	Ohio
Forest City Residential Group, Inc.	Ohio
Forest City Sports, LLC	New York
Ironwood Insurance Company	Arizona
Nets Sports and Entertainment, LLC	Delaware

Schedule V

Lock-Up Signatories pursuant to Section 8(i)

1. David Berliner
2. Scott S. Cowen
3. Michael P. Esposito, Jr.
4. Deborah L. Harmon
5. Linda M. Kane
6. Jerry V. Jarrett
7. David J. LaRue
8. Abraham Miller
9. Samuel H. Miller
10. Joanne Minieri
11. Robert G. O’Brien
12. Geralyn M. Presti
13. James J. Prohaska
14. Albert B. Ratner
15. Bruce C. Ratner
16. Brian J. Ratner
17. Charles A. Ratner
18. Deborah Ratner-Salzberg
19. James A. Ratner
20. Ronald A. Ratner
21. Stanley Ross
22. Louis Stokes
23. Abraham Miller, Trustee of the Abe Miller 1986 Trust u/a/d February 17, 1986
24. The Albert B. and Audrey G. Ratner Family Foundation
25. Brooklyn One Trust
26. FCE Management, L.P.
27. Samuel H. and Maria Miller Foundation

ANNEX I

[Form of Comfort Letter pursuant to Section 8(d)]

May [14], 2009

Forest City Enterprises, Inc.
50 Public Square Suite 1100
Cleveland, OH 44143

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036

and

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

and

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

As representatives of the several Underwriters.

Ladies and Gentlemen:

We have audited:

1.	the consolidated financial statements of Forest City Enterprises, Inc. (the “Company”) and subsidiaries as of January 31, 2009 and 2008 and for each of the three years in the period ended January 31, 2009 included in the Company’s annual report on Form 10-K for the year ended January 31, 2009 (the “Form 10-K”),

2.	the related financial statement schedules included in the Form 10-K and

3.	the effectiveness of the Company’s internal control over financial reporting as of January 31, 2009.

The consolidated financial statements and financial statement schedules referred to above are all incorporated by reference in the registration statement (No. 333-156394) on Form S-3 filed by the Company under the Securities Act of 1933 (the “Act”); our report with respect thereto is also incorporated by reference in such registration statement. Such registration statement, including the preliminary prospectus supplement dated May 13, 2009 and the prospectus supplement dated May 14, 2009 is herein referred to as the “Registration Statement “.

In connection with the Registration Statement:

1.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2.	In our opinion, the consolidated financial statements and financial statement schedules audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to January 31, 2009. Therefore, we are unable to and do not express any opinion on the financial position, results of operations or cash flows as of any date or for any period subsequent to January 31, 2009. Also, we have not audited the Company’s internal control over financial reporting as of any date subsequent to January 31, 2009. Therefore, we do not express any opinion on the Company’s internal control over financial reporting as of any date subsequent to January 31, 2009.

4.	For purposes of this letter, we have read the minutes of the meetings held after January 31, 2009 of the shareholders, the Board of Directors, the Corporate Governance and Nominating Committee, the Executive Committee, the Special Committee and the Audit Committee of the Company and its subsidiaries as set forth in the minute books at May 11, 2009, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein (except for the minutes of the May 11, 2009 Board of Directors meeting which were not approved in final form, for which drafts were provided to us; officials of the Company have represented that such drafts include all substantive actions taken at such meeting), and have carried out other procedures to May 12, 2009 (our work did not extend to May 14, 2009) as follows:

With respect to the period from February 1, 2009 to April 30, 2009, we have:

(i). read the unaudited consolidated financial data of the Company and subsidiaries for the three-month period ended April 30, 2009 and 2008, respectively, furnished us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to April 30, 2009 were available. The financial data for the three-month period ended April 30, 2009 and 2008, respectively is incomplete in that it omits the statements of cash flows and other disclosures.

(ii). Inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial data referred to in (i) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit made in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5.	It should be noted effective February 1, 2009, the Company adopted FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51, and FSP No. APB 14-1, Accounting for Convertible Debt Instruments that May Be Settled in Cash Upon Conversion (Including Partial Cash Settlements). Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that (i) at April 30, 2009 there was any change in the common stock, increase in long-term debt, or decrease in shareholders’ equity of the Company and subsidiaries consolidated as compared with amounts shown in the January 31, 2009 balance sheet incorporated by reference in the Registration Statement, or (ii) for the period from February 1, 2009 to April 30, 2009, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net loss, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur, and except that the unaudited consolidated balance sheet as of April 30, 2009, which we were furnished by the Company, showed changes from January 31, 2009 as follows (in thousands of dollars):

	Long-Term Debt	Capital Stock	Shareholders' Equity
January 31, 2009	$8,106,373	$34,293	$844,771
April 30, 2009	$8,433,757	$34,333	$819,760

6.	Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to April 30, 2009 are available. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (a) at May 12, 2009 there was any change in the common stock, increases in “Mortgage debt, nonrecourse”, “Bank revolving credit facility” or “Senior and subordinated debt” or decreases in “Total real estate” or “Shareholders’ equity” of the Company and subsidiaries consolidated as compared with amounts shown in the January 31, 2009 audited consolidated balance sheet incorporated by reference in the Registration Statement; or (b) for the period from February 1, 2009 to May 12, 2009, there were any decreases, as compared with the corresponding period in the preceding year, in “Revenues from real estate operations” or in the total or per-share amounts of “Net loss”.

Those officials referred to above stated that they cannot comment on any such changes, increases or decreases in “Revenues from real estate operations”, total or per-share amounts of “Net loss”, or “Shareholders’ equity” for the periods referred to above.

On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change in “Bank revolving credit facility”, “Senior or subordinated debt”, or “Total real estate” except we have been informed by officials of the Company that (dollars in thousands) (i) common stock increased from $34,293 at January 31, 2009 to $34,333 at May 12, 2009 and (ii) “Mortgage debt, nonrecourse” increased from $7,078,390 at January 31, 2009 to $7,397,301 at May 12, 2009, and except in all instances for changes, increases, or decreases which the Registration Statement discloses have occurred or may occur.

7.	For purposes of this letter, we have also read the items identified by you on the attached copy of the January 31, 2009 Form 10-K and the Prospectus Supplement forming part of the Registration Statement, and have performed the following procedures, which were applied as indicated with respect to the numbers contained in Attachment A. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in this Registration Statement as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

8.	Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

9.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the second preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.	This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.